Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

                  1. That it previously had filed a Registration Statement on Form F-6 (Registration No. 333-14062), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement on Form F-6; and

                  2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                   CITIBANK, N.A., as Depositary


                                                   By: /s/ Susan A. Lucanto
                                                       -------------------------
                                                       Name:  Susan A. Lucanto
                                                       Title: Vice President